EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
PRG-Schultz International, Inc.:

     We consent to the use of our reports dated February 22, 2002, with respect to the consolidated balance sheets of PRG-Schultz International, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, and related schedule, which reports appear in the December 31, 2001 annual report on Form 10-K of PRG-Schultz International, Inc., and the Post-Effective Amendment No. 2 to Form S-3 dated October 29, 2002 of PRG-Schultz International, Inc. Our reports refer to changes in accounting for revenue recognition 2000 and 1999.



                                          /s/   KPMG LLP
                                          -----------------------------------
                                                KPMG LLP




Atlanta, Georgia
October 28, 2002

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